Exhibit 99.1

News Release

United Airlines
Worldwide Media Relations
872.825.8640
media.relations@united.com

United Airlines Announces

Third-Quarter Profit

CHICAGO, Oct. 22, 2015 – United Airlines (UAL) today reported third-quarter 2015 financial results.

•	UAL reported third-quarter net income of $1.7 billion, or $4.53 per diluted share, excluding special items.

•	Including special items, UAL reported third-quarter net income of $4.8 billion. These results include a nonrecurring $3.2 billion non-cash gain associated with the reversal of the company’s income tax valuation allowance.

“I want to thank all of our employees for their hard work, professionalism and contributions to another successful quarter. The United family has had a challenging few weeks, but we have never felt more unified and are committed to making the right investments in our people and providing them the tools they need to deliver excellent service to our customers,” said Brett Hart, acting CEO of United. “With Oscar Munoz on medical leave, this leadership team and I are working to push forward the agenda we laid out over the past six weeks by focusing on our employees, improving our processes and investing in our systems to further improve our margins.”

Third-Quarter Revenue and Capacity

For the third quarter of 2015, total revenue was $10.3 billion, a decrease of 2.4 percent year over year. In the quarter, the company amended its co-branded credit card marketing services agreement which led to approximately $100 million of incremental revenue. This was more than offset by the declines in passenger revenue.

Third-quarter 2015 consolidated PRASM decreased 5.8 percent and consolidated yield decreased 5.6 percent compared to the third quarter of 2014. The declines in PRASM and yield were driven largely by a strong U.S. dollar, lower surcharges, travel reductions from corporate customers in the energy sector and softening in domestic yields. “Fourth quarter pre-tax margin is expected to be between 9.5 and 11.5 percent, excluding special items,” Hart added.

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Passenger revenue for the third quarter of 2015 and period-to-period comparisons of related statistics for UAL’s mainline and regional operations are included in the tables in the back of this document.

Third-Quarter Costs

Total operating expense excluding special items was $8.3 billion in the third quarter, down 10.7 percent year-over-year. Including special charges, total operating expense was $8.4 billion, a 10.3 percent decrease year-over-year. The decrease was driven by lower oil prices and good non-fuel cost performance as a result of a strong U.S. dollar, improved operational performance and the company’s Project Quality efficiency and quality initiative. Consolidated unit cost (CASM), excluding special charges, third-party business expenses, fuel, and profit sharing decreased 1.5 percent compared to the third quarter of 2014. Consolidated CASM including those items decreased 12.1 percent year-over-year.

Liquidity and Capital Allocation

In the third quarter, UAL generated $1.3 billion in operating cash flow, $627 million in free cash flow, and ended the quarter with $6.9 billion in unrestricted liquidity, including $1.35 billion of undrawn commitments under its revolving credit facility. During the third quarter, the company continued to invest in its business through gross capital expenditures of approximately $716 million, excluding fully reimbursable projects. These investments include new aircraft purchases, aircraft refurbishments, and investments in the company’s hubs at New York/Newark, San Francisco, Houston and Chicago.

The company spent $230 million to complete its initial $1 billion share buyback program in the quarter, and spent an additional $32 million toward its new $3 billion authorization, bringing the total returned to shareholders in the quarter to $262 million.

UAL earned a 19.8 percent return on invested capital for the 12 months ended September 30, 2015.

For more information on UAL’s fourth-quarter 2015 guidance, please visit ir.united.com for the company’s investor update.

About United

United Airlines and United Express operate an average of nearly 5,000 flights a day to 352 airports across six continents. In 2014, United and United Express operated nearly two million flights carrying 138 million customers. United is proud to have the world’s most

United Airlines Announces Third Quarter Profit / Page 3

comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 700 mainline aircraft, and this year, the airline anticipates taking delivery of 34 new Boeing aircraft, including the 787-9 and the 737-900ER. United is also welcoming 49 new Embraer E175 aircraft to United Express. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. Approximately 84,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

-tables attached-

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UNITED CONTINENTAL HOLDINGS, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	Three Months Ended September 30,		% Increase/ (Decrease)	Nine Months Ended September 30,		% Increase/ (Decrease)
(In millions, except per share data)	2015	2014		2015	2014
Operating revenue:
Passenger:
Mainline	$7,254	$7,414	(2.2)	$20,153	$20,410	(1.3)
Regional	1,706	1,900	(10.2)	4,903	5,269	(6.9)

Total passenger revenue	8,960	9,314	(3.8)	25,056	25,679	(2.4)
Cargo	235	237	(0.8)	706	678	4.1
Other operating revenue	1,111	1,012	9.8	3,066	3,231	(5.1)

Total operating revenue	10,306	10,563	(2.4)	28,828	29,588	(2.6)

Operating expense:
Salaries and related costs	2,534	2,344	8.1	7,289	6,684	9.1
Aircraft fuel (A)	1,934	3,127	(38.2)	5,904	9,145	(35.4)
Regional capacity purchase	572	597	(4.2)	1,725	1,747	(1.3)
Landing fees and other rent	551	567	(2.8)	1,647	1,706	(3.5)
Depreciation and amortization	469	422	11.1	1,343	1,248	7.6
Aircraft maintenance materials and outside repairs	424	435	(2.5)	1,252	1,364	(8.2)
Distribution expenses	366	375	(2.4)	1,026	1,039	(1.3)
Aircraft rent	185	222	(16.7)	580	668	(13.2)
Special charges (B)	76	43	NM	195	264	NM
Other operating expenses	1,296	1,240	4.5	3,782	3,975	(4.9)

Total operating expense	8,407	9,372	(10.3)	24,743	27,840	(11.1)

Operating income	1,899	1,191	59.4	4,085	1,748	133.7

Nonoperating income (expense):
Interest expense	(164)	(186)	(11.8)	(504)	(559)	(9.8)
Interest capitalized	13	13	—	38	40	(5.0)
Interest income	5	8	(37.5)	16	17	(5.9)
Miscellaneous, net (B)	(147)	(106)	38.7	(321)	(141)	127.7

Total nonoperating expense	(293)	(271)	8.1	(771)	(643)	19.9

Income before income taxes	1,606	920	74.6	3,314	1,105	199.9
Income tax expense (benefit) (C)	(3,210)	(4)	NM	(3,203)	1	NM

Net income	$4,816	$924	421.2	$6,517	$1,104	490.3

Earnings per share, basic	$12.83	$2.50	413.2	$17.19	$2.98	476.8

Earnings per share, diluted	$12.82	$2.37	440.9	$17.15	$2.84	NM

Weighted average shares, basic	375	370	1.4	379	370	2.4
Weighted average shares, diluted	376	393	(4.3)	380	395	(3.8)

NM Not meaningful

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UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(A)	UAL’s results of operations include fuel expense for both mainline and regional operations.

	Three Months Ended September 30,		% Increase/ (Decrease)	Nine Months Ended September 30,		% Increase/ (Decrease)
(In millions, except per gallon)	2015	2014		2015	2014
Mainline fuel expense excluding hedge impacts	$1,483	$2,534	(41.5)	$4,527	$7,426	(39.0)
Hedge losses reported in fuel expense (a)	(150)	—	NM	(429)	(4)	NM

Total mainline fuel expense	1,633	2,534	(35.6)	4,956	7,430	(33.3)
Regional fuel expense	301	593	(49.2)	948	1,715	(44.7)

Consolidated fuel expense	1,934	3,127	(38.2)	5,904	9,145	(35.4)
Cash received (paid) on settled hedges that did not qualify for hedge accounting (b)	(100)	1	NM	(214)	13	NM

Fuel expense including all gains (losses) from settled hedges	$2,034	$3,126	(34.9)	$6,118	$9,132	(33.0)

Mainline fuel consumption (gallons)	862	846	1.9	2,432	2,414	0.7
Mainline average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense	$1.72	$3.00	(42.7)	$1.86	$3.08	(39.6)
Mainline average aircraft fuel price per gallon	$1.89	$3.00	(37.0)	$2.04	$3.08	(33.8)
Mainline average aircraft fuel price per gallon including cash received (paid) on settled hedges that did not qualify for hedge accounting	$2.01	$2.99	(32.8)	$2.13	$3.07	(30.6)
Regional fuel consumption (gallons)	173	191	(9.4)	503	543	(7.4)
Regional average aircraft fuel price per gallon	$1.74	$3.10	(43.9)	$1.88	$3.16	(40.5)

Consolidated fuel consumption (gallons)	1,035	1,037	(0.2)	2,935	2,957	(0.7)
Consolidated average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense	$1.72	$3.02	(43.0)	$1.87	$3.09	(39.5)
Consolidated average aircraft fuel price per gallon	$1.87	$3.02	(38.1)	$2.01	$3.09	(35.0)
Consolidated average aircraft fuel price per gallon including cash received (paid) on settled hedges that did not qualify for hedge accounting	$1.97	$3.01	(34.6)	$2.08	$3.09	(32.7)

(a)	Includes losses from settled hedges that were designated for hedge accounting. UAL allocates 100 percent of hedge accounting gains (losses) to mainline fuel expense.
(b)	Includes ineffectiveness gains (losses) on settled hedges and gains (losses) on settled hedges that were not designated for hedge accounting. Ineffectiveness gains (losses) and gains (losses) on hedges that do not qualify for hedge accounting are recorded in Nonoperating income (expense): Miscellaneous, net.

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UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(B)	Special items include the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2015	2014	2015	2014
Operating:
Severance and benefits	$28	$6	$103	$58
Integration-related costs	15	28	47	79
Costs associated with permanently grounding Embraer ERJ 135 aircraft	—	—	—	66
(Gains) losses on sale of assets and other special charges	33	9	45	61

Special charges	76	43	195	264
Nonoperating:
Loss on extinguishment of debt and Venezuela currency loss	61	—	195	21
Income tax benefit	—	(3)	—	(4)

Total operating and nonoperating special charges, net of income taxes	137	40	390	281
Income tax valuation allowance release (C)	(3,218)	—	(3,218)	—
Mark-to-market (MTM) losses from fuel derivative contracts settling in future periods	36	95	28	57
Prior period gains (losses) on fuel derivative contracts settled in the current period	(69)	16	(173)	63

Total special items, net of income taxes	$(3,114)	$151	$(2,973)	$401

2015 - Special items

Severance and benefits: During the three and nine months ended September 30, 2015, the company recorded $28 million and $103 million, respectively, of severance and benefits primarily related to a voluntary early-out program for its flight attendants. In 2014, more than 2,500 flight attendants elected to voluntarily separate from the company and will receive a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through the end of 2016.

Integration-related costs: Integration-related costs include compensation costs related primarily to systems integration and training for employees.

(Gains) losses on sale of assets and other special charges: During the three and nine months ended September 30, 2015, the company recorded $33 million and $45 million, respectively, for losses on the sale of one aircraft, the impairment of several engines held for sale and discontinued internal software projects.

Loss on extinguishment of debt: During the nine months ended September 30, 2015, the company recorded $134 million of losses as part of Nonoperating income (expense): Miscellaneous, net due to the write-off of the unamortized non-cash debt discount related to the extinguishment of the 6% Notes due 2026 and 6% Notes due 2028.

Venezuela currency loss: During the third quarter of 2015, the company recorded a $61 million foreign exchange loss related to its cash holdings in Venezuela. The Venezuelan government has maintained currency controls and fixed official exchange rates (i.e. Sistema Complementario de Administracion de Divisas, or SICAD, and Sistema Marginal de Divisas, or SIMADI) for many years. Previously, airlines were permitted to use the more favorable SICAD rate (currently 13.5 Venezuelan bolivars to one U.S. dollar) if repatriating profits and for payments of local goods and services in Venezuela. During 2015, many of the payments for local goods and services have transitioned to utilizing the SIMADI rate (currently 200 Venezuelan bolivars to one U.S. dollar) or have been required to be paid in U.S. dollars. Furthermore, the Venezuelan government has not permitted the exchange and repatriations of local currency since mid-2014. As a result, the Company has decided to change the exchange rate from historical SICAD rates to a combination of SIMADI and SICAD rates based on projections of future cash payments. Including this adjustment, the company’s resulting cash balance held in Venezuelan bolivars at September 30, 2015 is approximately $15 million.

MTM losses from fuel derivative contracts settling in future periods and prior period gains (losses) on fuel derivative contracts settled in the current period: The company uses certain combinations of derivative contracts that are economic hedges but do not qualify for hedge accounting under U.S. generally accepted accounting principles. Additionally, the company may enter into contracts at different times and later combine those contracts into structures designated for hedge accounting. As with derivatives that qualify for hedge accounting, the economic hedges and individual contracts are part of the company’s program to mitigate the adverse financial impact of potential increases in the price of fuel. The company records changes in the fair value of these various contracts that are not designated for hedge accounting to Nonoperating income (expense):

United Airlines Announces Third Quarter Profit / Page 7

Miscellaneous, net in the statements of consolidated operations. During the three and nine months ended September 30, 2015, the company recorded $36 million and $28 million, respectively, in MTM losses on fuel derivative contracts that will settle in future periods. For fuel derivative contracts that settled in the three and nine months ended September 30, 2015, the company recorded MTM losses of $69 million and $173 million, respectively, in prior periods. The figures above also include an insignificant amount of ineffectiveness on hedges that are designated for hedge accounting.

2014 - Special items

Severance and benefits: During the nine months ended September 30, 2014, the company recorded $58 million of severance and benefits primarily related to reductions of management and front-line employees, including from Hopkins International Airport (Cleveland), as part of its cost savings initiatives. The company reduced its average daily departures from Cleveland by over 60 percent during the second quarter of 2014. The company is currently evaluating its options regarding its long-term contractual commitments at Cleveland. The capacity reductions at Cleveland may result in further special charges, which could be significant, related to our contractual commitments.

Integration-related costs: Integration-related costs included compensation costs related to systems integration, training, severance and relocation for employees.

Costs associated with permanently grounding Embraer ERJ 135 aircraft: During the nine months ended September 30, 2014, the company recorded $66 million for the permanent grounding of 21 of the company’s Embraer ERJ 135 regional aircraft under lease through 2018, which included an accrual for remaining lease payments and an amount for maintenance return conditions. The company decided to permanently ground these 21 Embraer ERJ 135 aircraft as a result of new Embraer E175 regional jet deliveries, the impact of pilot shortages at regional carriers and fuel prices.

(Gains)/losses on sale of assets and other special charges: During the nine months ended September 30, 2014, the company recorded $33 million for charges related primarily to the impairment of its flight equipment held for disposal associated with its Boeing 737-300 and 737-500 fleets and incurred losses on sales of aircraft and other assets and other special losses totaling $28 million.

Venezuela currency loss: During the nine months ended September 30, 2014, the company recorded $21 million of losses due to exchange rate changes in Venezuela applicable to funds held in local currency.

MTM losses from fuel derivative contracts settling in future periods and prior period gains on fuel derivative contracts settled in the current period: The company utilizes certain derivative instruments that are economic hedges but do not qualify for hedge accounting under U.S. generally accepted accounting principles. The company records changes in the fair value of these economic hedges to Nonoperating income (expense): Miscellaneous, net in the statements of consolidated operations. During the three and nine months ended September 30, 2014, the company recorded $95 million and $57 million, respectively, in MTM losses on economic hedges that will settle in future periods. For economic hedges that settled in the three and nine months ended September 30, 2014, the company recorded MTM gains of $16 million and $63 million, respectively, in prior periods. The figures above also include an insignificant amount of ineffectiveness on hedges that are designated for hedge accounting.

(C)	The company’s income tax benefit was $3.2 billion for both the third quarter of 2015 and nine months ended September 30, 2015. This compares to an income tax benefit of $4 million in the third quarter of 2014 and a $1 million tax provision for the nine months ended September 30, 2014. A discrete tax benefit of $3.1 billion for the reduction to the U.S. net federal deferred tax asset valuation allowance and an approximately $100 million tax benefit related to a reduction to the net state deferred tax asset valuation allowance was included in the income tax benefit for the third quarter of 2015 and nine months ended September 30, 2015.

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UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS

	Three Months Ended September 30,		% Increase/ (Decrease)		Nine Months Ended September 30,		% Increase/ (Decrease)
	2015	2014			2015	2014
Mainline:
Passengers (thousands)	25,922	24,307	6.6		72,158	69,388	4.0
Revenue passenger miles (millions)	50,653	48,968	3.4		139,172	136,406	2.0
Available seat miles (millions)	59,002	56,919	3.7		166,175	161,908	2.6
Cargo ton miles (millions)	640	624	2.6		1,935	1,813	6.7

Passenger load factor:
Mainline	85.8%	86.0%	(0.2	) pts.	83.8%	84.2%	(0.4	) pts.
Domestic	87.7%	87.1%	0.6	pts.	86.3%	86.6%	(0.3	) pts.
International	84.1%	85.0%	(0.9	) pts.	81.3%	82.0%	(0.7	) pts.

Passenger revenue per available seat mile (cents)	12.29	13.03	(5.7)		12.13	12.61	(3.8)
Average yield per revenue passenger mile (cents)	14.32	15.14	(5.4)		14.48	14.96	(3.2)

Average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense (a)	$1.72	$3.00	(42.7)		$1.86	$3.08	(39.6)
Average aircraft fuel price per gallon (a)	$1.89	$3.00	(37.0)		$2.04	$3.08	(33.8)
Average aircraft fuel price per gallon including cash received (paid) on settled hedges that did not qualify for hedge accounting (a)	$2.01	$2.99	(32.8)		$2.13	$3.07	(30.6)
Fuel gallons consumed (millions)	862	846	1.9		2,432	2,414	0.7

Aircraft in fleet at end of period	717	698	2.7		717	698	2.7
Average stage length (miles) (b)	1,960	2,002	(2.1)		1,939	1,965	(1.3)
Average daily utilization of each aircraft (hours)	10:47	10:49	(0.3)		10:32	10:31	0.2

Regional:
Passengers (thousands)	11,542	12,428	(7.1)		33,059	35,084	(5.8)
Revenue passenger miles (millions)	6,507	7,097	(8.3)		18,721	19,942	(6.1)
Available seat miles (millions)	7,743	8,459	(8.5)		22,524	23,900	(5.8)
Passenger load factor	84.0%	83.9%	0.1	pts.	83.1%	83.4%	(0.3	) pts.
Passenger revenue per available seat mile (cents)	22.03	22.46	(1.9)		21.77	22.05	(1.3)
Average yield per revenue passenger mile (cents)	26.22	26.77	(2.1)		26.19	26.42	(0.9)
Aircraft in fleet at end of period	527	562	(6.2)		527	562	(6.2)
Average stage length (miles) (b)	555	563	(1.4)		558	559	(0.2)

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UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS (Continued)

	Three Months Ended September 30,		% Increase/ (Decrease)		Nine Months Ended September 30,		% Increase/ (Decrease)
	2015	2014			2015	2014
Consolidated (Mainline and Regional):
Passengers (thousands)	37,464	36,735	2.0		105,217	104,472	0.7
Revenue passenger miles (millions)	57,160	56,065	2.0		157,893	156,348	1.0
Available seat miles (millions)	66,745	65,378	2.1		188,699	185,808	1.6
Passenger load factor	85.6%	85.8%	(0.2	) pts.	83.7%	84.1%	(0.4	) pts.

Passenger revenue per available seat mile (cents)	13.42	14.25	(5.8)		13.28	13.82	(3.9)
Total revenue per available seat mile (cents)	15.44	16.16	(4.5)		15.28	15.92	(4.0)
Average yield per revenue passenger mile (cents)	15.68	16.61	(5.6)		15.87	16.42	(3.3)

Average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense (a)	$1.72	$3.02	(43.0)		$1.87	$3.09	(39.5)
Average aircraft fuel price per gallon (a)	$1.87	$3.02	(38.1)		$2.01	$3.09	(35.0)
Average aircraft fuel price per gallon including cash received (paid) on settled hedges that did not qualify for hedge accounting (a)	$1.97	$3.01	(34.6)		$2.08	$3.09	(32.7)
Fuel gallons consumed (millions)	1,035	1,037	(0.2)		2,935	2,957	(0.7)
Average full-time equivalent employees (thousands)	82.4	81.9	0.6		82.1	82.5	(0.5)

(a)	Fuel price per gallon includes aircraft fuel and related taxes.
(b)	Average stage length equals the average distance a flight travels weighted for size of aircraft.

Consolidated Revenue	3Q 2015 Passenger Revenue (millions)	Passenger Revenue vs. 3Q 2014	PRASM vs. 3Q 2014	Yield vs. 3Q 2014	Available Seat Miles vs. 3Q 2014
Domestic	$3,616	1.7%	(1.6%)	(2.2%)	3.3%

Atlantic	1,793	(3.2%)	(6.9%)	(5.8%)	4.0%
Pacific	1,199	(9.6%)	(11.6%)	(10.8%)	2.3%
Latin America	646	(5.1%)	(11.6%)	(10.6%)	7.3%

International	3,638	(5.7%)	(9.3%)	(8.4%)	4.0%

Mainline	7,254	(2.2%)	(5.7%)	(5.4%)	3.7%
Regional	1,706	(10.2%)	(1.9%)	(2.1%)	(8.5%)

Consolidated	$8,960	(3.8%)	(5.8%)	(5.6%)	2.1%

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UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including income (loss) before income taxes excluding special items, net income (loss) excluding special items, net earnings (loss) per share excluding special items, and CASM, among others. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that adjusting for special items is useful to investors because special charges are non-recurring charges not indicative of UAL’s ongoing performance. In addition, the company believes that adjusting for MTM gains and losses from fuel derivative contracts settling in future periods and prior period gains and losses on fuel derivative contracts settled in the current period is useful because the adjustments allow investors to better understand the cash impact of settled fuel derivative contracts in a given period. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL also believes that adjusting capital expenditures for fully reimbursable projects is useful to investors in order to appropriately reflect the non-reimbursable funds spent on capital expenditures.

(in millions)	Three Months Ended September 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)	Nine Months Ended September 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)
	2015	2014			2015	2014
Operating expenses	$8,407	$9,372	$(965)	(10.3)	$24,743	$27,840	$(3,097)	(11.1)
Less: Special charges (B)	76	43	33	NM	195	264	(69)	NM

Operating expenses, excluding special charges	8,331	9,329	(998)	(10.7)	24,548	27,576	(3,028)	(11.0)
Less: Third-party business expenses	70	61	9	14.8	205	469	(264)	(56.3)
Less: Fuel expense	1,934	3,127	(1,193)	(38.2)	5,904	9,145	(3,241)	(35.4)
Less: Profit sharing, including taxes	277	129	148	114.7	545	182	363	199.5

Operating expenses, excluding fuel, profit sharing, special charges and third-party business expenses	$6,050	$6,012	$38	0.6	$17,894	$17,780	$114	0.6

Income before income taxes	$1,606	$920	$686	74.6	$3,314	$1,105	$2,209	199.9
Less: Special items before income tax benefit	104	154	(50)	NM	245	405	(160)	NM

Income before income taxes and excluding special items	$1,710	$1,074	$636	59.2	$3,559	$1,510	$2,049	135.7

Net income	$4,816	$924	$3,892	421.2	$6,517	$1,104	$5,413	490.3
Less: Special items, net of tax (B)	(3,114)	151	(3,265)	NM	(2,973)	401	(3,374)	NM

Net income, excluding special items	$1,702	$1,075	$627	58.3	$3,544	$1,505	$2,039	135.5

Diluted earnings per share	$12.82	$2.37	$10.45	440.9	$17.15	$2.84	$14.31	NM
Add back: Special items, net of tax	(8.29)	0.38	(8.67)	NM	(7.83)	1.02	(8.85)	NM

Diluted earnings per share, excluding special items	$4.53	$2.75	$1.78	64.7	$9.32	$3.86	$5.46	141.5

United Airlines Announces Third Quarter Profit / Page 11

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended September 30,		% Increase/ (Decrease)	Nine Months Ended September 30,		% Increase/ (Decrease)
	2015	2014		2015	2014
CASM Mainline Operations (cents)
Cost per available seat mile (CASM)	11.97	13.51	(11.4)	12.43	14.14	(12.1)
Less: Special charges (B)	0.13	0.07	NM	0.12	0.17	NM

CASM, excluding special charges	11.84	13.44	(11.9)	12.31	13.97	(11.9)
Less: Third-party business expenses	0.12	0.11	9.1	0.12	0.29	(58.6)

CASM, excluding special charges and third-party business expenses	11.72	13.33	(12.1)	12.19	13.68	(10.9)
Less: Fuel expense	2.77	4.45	(37.8)	2.98	4.59	(35.1)

CASM, excluding special charges, third-party business expenses and fuel	8.95	8.88	0.8	9.21	9.09	1.3
Less: Profit sharing per available seat mile	0.47	0.23	104.3	0.33	0.11	200.0

CASM, excluding special charges, third-party business expenses, fuel, and profit sharing	8.48	8.65	(2.0)	8.88	8.98	(1.1)

CASM Consolidated Operations (cents)
Cost per available seat mile (CASM)	12.60	14.34	(12.1)	13.11	14.98	(12.5)
Less: Special charges (B)	0.12	0.07	NM	0.10	0.14	NM

CASM, excluding special charges	12.48	14.27	(12.5)	13.01	14.84	(12.3)
Less: Third-party business expenses	0.10	0.09	11.1	0.11	0.25	(56.0)

CASM, excluding special charges and third-party business expenses	12.38	14.18	(12.7)	12.90	14.59	(11.6)
Less: Fuel expense	2.90	4.79	(39.5)	3.13	4.92	(36.4)

CASM, excluding special charges, third-party business expenses and fuel	9.48	9.39	1.0	9.77	9.67	1.0
Less: Profit sharing per available seat mile	0.42	0.19	121.1	0.29	0.10	190.0

CASM, excluding special charges, third-party business expenses, fuel, and profit sharing	9.06	9.20	(1.5)	9.48	9.57	(0.9)

United Airlines Announces Third Quarter Profit / Page 12

UNITED CONTINENTAL HOLDINGS, INC.

CAPITAL EXPENDITURES AND FREE CASH FLOW

(in millions)	Three Months Ended September 30, 2015
Capital Expenditures
Capital expenditures - GAAP	$673
Property and equipment acquired through the issuance of debt	70
Airport construction financing	5
Fully reimbursable projects	(32)

Adjusted capital expenditures – Non-GAAP	$716

(in millions)	Three Months Ended September 30, 2015
Free Cash Flow
Net cash provided by operating activities	$1,300
Less capital expenditures	673

Free cash flow	$627

United Airlines Announces Third Quarter Profit / Page 13

UNITED CONTINENTAL HOLDINGS, INC.

RETURN ON INVESTED CAPITAL (ROIC)

ROIC is a Non-GAAP financial measure that we believe provides useful supplemental information for management and investors by measuring the effectiveness of our operations’ use of invested capital to generate profits.

(in millions)	Twelve Months Ended September 30, 2015
Net Operating Profit After Tax (NOPAT)
Pre-tax income excluding special items (a)	$4,022
NOPAT adjustments (b)	1,138

NOPAT	$5,160

Effective tax rate	0.4%

Invested Capital (five-quarter average)
Total assets	$39,138
Invested capital adjustments (c)	13,080

Average Invested Capital	$26,058

Return on Invested Capital	19.8%

Notes:	Twelve Months Ended September 30, 2015
(a) Non-GAAP Financial Reconciliation
Pre-tax income	$3,337
Add: Special items	685

Pre-tax income excluding special items	$4,022

(b)	NOPAT adjustments include: adding back (net of tax shield) interest expense, the interest component of capitalized aircraft rent, and net interest on pension while removing interest tax expense.
(c)	Invested capital adjustments include: adding back capital aircraft rent (at 7.0X) and deferred income taxes, less advance ticket sales, frequent flyer deferred revenue, tax valuation allowance, and other non-interest bearing liabilities.

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